           Consent of Ernst & Young AG Wirtschaftsprufungsgesellschaft

We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 333-59856 and 333-04893) pertaining to the 2000 Stock Option Plan and the 1995 Stock Option Plan of Wireless Telecom Group, Inc. of our report dated June 17, 2005, with respect to the consolidated financial statements of
Willtek Communications GmbH included in Amendment No. 1 on Form 8-K/A to
Wireless Telecom Group, Inc.'s Current Report on Form 8-K dated July 1, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Ernst & Young AG Wirtschaftsprufungsgesellschaft

Munich, Germany
September 8, 2005